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                                                                  Exhibit (r)(3)

                  Avenue Europe International Management, L.P.

I.   CODE OF ETHICS

     A.   SUMMARY OF CERTAIN KEY REQUIREMENTS

     Under the Advisers Act Rule 204A-1, investment advisers are required to establish, maintain, and enforce a written Code of Ethics. In addition Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") requires each adviser, including sub-adviser, for an investment company registered under the 1940 Act ("RIC") to adopt a written code of ethics and reporting requirements to prevent fraudulent, deceptive and manipulative practices. This Section of the Manual constitutes our Code of Ethics, which has been drafted broadly to comply with both Rule 204A-1 and Rule 17j-1 and should be applied and interpreted in a similar manner. This Section applies to our firm, our employees and certain other designated persons supervised by our firm. FOR PURPOSES OF THIS CODE OF ETHICS, EMPLOYEES AND OTHER SUPERVISED PERSONS DESIGNATED BY THE FIRM WILL BE REFERRED TO COLLECTIVELY AS "EMPLOYEES". See SEC Rule 204A-1 under the Advisers Act for a description of "supervised persons" of which this Code of Ethics should apply. Each employee is required to execute the "Acknowledgement and Condition of Employment or Association," which is attached hereto as EXHIBIT A, pursuant to which each employee agrees to comply with our Code of Ethics.

     We seek to foster a climate and reputation for integrity and professionalism. Our reputation is a vital business asset. The confidence and trust placed in us by investors is something we value and endeavor to protect.

     Accordingly, we are committed to the highest standards of business conduct. This Manual sets forth the standards that govern our day-to-day operations. This executive summary outlines important matters pertaining to an employee's conduct. While this summary has been prepared as a quick reference, each employee is responsible for his or her compliance with all of the procedures and standards detailed in the Manual that are applicable to them. Any consultant that we hire, depending on his or her access to information, will be subject to these procedures in the same manner as an employee with access to that information.

     The conduct of each employee is of vital importance to us. A single misstep can seriously disadvantage our operations and undermine our reputation. In addition, our status as a registered investment adviser subjects us to various federal laws, rules and regulations. Our "supervised persons" are required to comply with applicable federal securities laws. For these reasons, violations of the policies and procedures set forth in the Manual may lead to significant penalties, including termination of employment.

     Please note that while this Manual discusses certain actions which may lead to penalties to employees, including termination of employment, nothing in this Manual affects in any way the "at-will" nature of each employee's employment with us, which we may terminate at any time for any reason, unless modified by agreement.

     Under the Advisers Act, we have established procedures, and a system for applying those procedures, to enable us to supervise our employees and other associated persons with a view to detecting and preventing violations by them of applicable laws and regulations. This Manual is intended to serve as a guide for persons who are subject to those laws and regulations and for those persons who are responsible for supervising and enforcing our policies and procedures as set forth in the Manual.

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                  Avenue Europe International Management, L.P.

     (I)  STANDARD OF CONDUCT

          Employees are required to operate at the highest level of ethical standards in keeping with our fiduciary duties to our Fund Investors and in compliance with all applicable laws. Employees have a duty to place our Fund Investors' interests first.

     (II) CONFIDENTIALITY

          One of our most important assets is confidential information. We rely on all employees to preserve this asset. Information about our operations, our investment strategies and Fund Investors (other than possibly their name) is strictly confidential and should not be disclosed to anyone outside our firm unless required by law or a government agency upon prior notice to the Chief Compliance Officer or unless prior written consent from the appropriate party has been received.

     (III) CONFLICTS OF INTERESTS

          Employees may not use any confidential information or otherwise take inappropriate advantage of their position for the purpose of furthering any private interest or as a means of making any personal gain. Employees and their immediate families may not accept any benefit from a client or person who does business with us, except for normal business courtesies and non-cash gifts of nominal value.

     (IV) INSIDER TRADING

          Trading securities, while in possession of material nonpublic information, or improperly communicating that information to others, is frequently called "insider trading." The prohibition on insider trading applies both to your personal trades and to trades on behalf of others, including our Funds.

          All employees should exercise care in connection with nonpublic information. Employees that believe that they may have come into possession of nonpublic information should immediately contact the Chief Compliance Officer. The Chief Compliance Officer is responsible for determining whether any nonpublic information is material. Employees should also immediately inform the Chief Compliance Officer if they become aware of any actual or potential violation of our insider trading policies. Please refer to the detailed insider trading rules in Section II. B of this Manual - "Code of Ethics - Insider Trading."

     (V)  TRADING FOR PERSONAL ACCOUNTS - OVERVIEW OF AVENUE'S POLICIES

          (PLEASE REFER TO THE DETAILED PERSONAL TRADING RULES IN SECTION II C OF THIS MANUAL TITLED "TRADING FOR AN EMPLOYEE'S PERSONAL ACCOUNTS")

          A.   WHO IS SUBJECT TO OUR FIRM'S PERSONAL ACCOUNT TRADING POLICY?

               All Avenue employees and certain members of their family are subject to the Personal Account Trading Policy.

          B.   WHAT ACCOUNTS ARE COVERED UNDER THE PERSONAL ACCOUNT TRADING
               POLICY?

               Avenue's Personal Account Trading Policy applies to any account over which an employee has direct or indirect beneficial ownership or trading discretion. Also covered by the policy are accounts of (i) an employee's spouse (other than legally separated or divorced spouse) and (ii) other family members of an employee who reside in the same household as the employee, or whose account is managed by an employee.

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                  Avenue Europe International Management, L.P.

               Such types of accounts in which securities transactions may be executed or in which securities may be held, include, without limitation:

               -    brokerage accounts, including IRA accounts;

               - 401K accounts (unless the plan is limited to SEC registered open-end funds (also known as "mutual funds"))(1);

               -    bank vaults, safety deposit boxes or lock-boxes;

               - mutual fund accounts, if such account can hold closed-end funds, exchange traded funds ("ETFs"), privately placed funds or funds formed under the laws of foreign jurisdictions1; and

               - non-U.S. bank accounts or accounts at financial institutions (such as asset management companies or insurance institutions), if such accounts have the ability to trade in or hold securities.

               Avenue's Personal Account Trading Policy does not apply to any Personal Account for which the employee or any family member has granted another person discretion to manage such account. However, employees may not give discretion to manage their Personal Accounts to a family member in an effort to evade these rules.

          C. WHAT ARE THE GENERAL GUIDELINES WITH RESPECT TO TRADING IN PERSONAL ACCOUNTS?

               -    Securities of Publicly Traded Companies

                    - Purchases of securities of publicly traded companies (e.g., IBM, GE, GM, etc.) are prohibited. (This prohibition includes options, futures, swaps, short sales, etc. on public companies.) Notwithstanding, an employee may exercise employer granted options with pre-approval from Avenue. See EXHIBIT D - "Pre-Approval Form for Employee Trading Activity".

                    - Securities of publicly traded companies held long may be sold with pre-approval from Avenue. Short selling of public companies is prohibited.

               -    Private Placements, Exchange Traded Funds and Closed-End
                    Funds.

                    - Purchases and sales of interests in private placements (including, without limitation, investments in hedge funds and private equity funds), exchange traded funds (each an "ETF") and closed-end funds may be made with pre-approval from Avenue.

               -    Municipal Obligations, Foreign Government, Foreign Funds and
                    UITs

                    Purchases and sales of interests in the following securities may be made with pre-approval from Avenue:

                    - direct obligations of any city or state government in the U.S.;

                    -    direct obligations of foreign governments;

                    - mutual or money market funds formed under the laws of a foreign jurisdiction; and

                    - shares issued by unit investment trusts that are invested exclusively in one or more open-ended fund.

               - Transactions for which the Personal Account Trading Policy does not Apply?

                    - The Personal Account Trading Policy does not apply to SEC registered open-end funds (also known as mutual funds) that are not advised or sub-advised by Avenue, U.S. government securities, and money markets instruments (e.g., CDs, commercial paper, bankers' acceptances, etc.).

----------
(1) If you are unsure whether a 401K account or mutual fund account may purchase or hold closed-end funds, exchange traded funds ("ETFs"), privately placed funds, funds formed under the laws of foreign jurisdictions, or other securities please contact your 401K administrator or mutual fund sponsor, as applicable.

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                  Avenue Europe International Management, L.P.

          D.   HOW DO I OBTAIN APPROVAL TO EXECUTE TRADES IN MY PERSONAL
               ACCOUNTS?

               If an employee wishes to trade a security, such employee must complete EXHIBIT D - "Pre-Approval Form for Employee Trading Activity".

          E. IS THERE A TIME LIMIT AFTER AN EMPLOYEE OBTAINS APPROVAL TO TRADE THE SECURITY?

               Yes, an employee must execute the transaction the day he or she obtains approval or the immediately following business day (T+1). If the transaction is not completed on those days, the employee is required to have such transaction pre-approved again.

          F.   ARE THERE ANY REPORTING OBLIGATIONS?

               New employees MUST disclose all Personal Accounts and securities holdings within 10 days of commencing their employment with Avenue. See EXHIBIT B-I - "Personal Account Certification for New Employees" and EXHIBIT B-II - "Personal Securities Holdings Certification for New Employees". All holdings statements must be current as of a date no more than 45 days prior to the date such statements are submitted to Avenue.

               All employees must arrange for Avenue to directly receive copies of all Personal Account statements on a monthly basis (or quarterly if the statement is not sent on a monthly basis). In any event, all account statements must be received no later than 30 days after each quarter-end.

               All employees must certify all Personal Accounts and securities holdings on an annual basis or report to the Compliance Department at such other times when an employee opens new accounts or holds securities outside of brokerage accounts. See EXHIBIT C-I - "Personal Account Re-Certification for Current Employees" and EXHIBIT C-III - "Personal Securities Holdings Re-Certification for Current Employees".

               PLEASE REFER TO THE DETAILED PERSONAL TRADING RULES IN SECTION C OF THIS MANUAL TITLED "TRADING FOR AN EMPLOYEE'S PERSONAL ACCOUNTS"

     (VI) REPORTING OF VIOLATIONS

          Employees are required to promptly report all actual or potential conflicts of interest, violations of any government or regulatory law, rule or regulation or violations of our policies and procedures, including, without limitation, those policies and procedures set forth in this Manual. Any action taken against a person who reports a violation or potential violation shall be a violation of our Code of Ethics.

     B.   INSIDER TRADING

     Insider trading (as defined and discussed below) is prohibited under our firm's policies and by law. Set forth below is a discussion of U.S. insider trading laws yet, to the extent we trade in securities on foreign exchanges we will be subject to the insider trading laws of those jurisdictions which may vary materially from U.S. securities laws. If an employee is unfamiliar with the insider trading laws of a foreign jurisdiction they should notify the Chief Compliance Officer who will provide guidance with respect to such issues. In addition, because determining whether information is material is complex fact-based analysis, once an employee determines that certain information is non-public, or is unsure whether such information in non-public, that employee is prohibited from trading in the securities of the issuer and is required to notify the Chief Compliance Officer. EMPLOYEES SHOULD TAKE PARTICULAR CARE IN UNDERSTANDING THE PROHIBITIONS IN THIS SECTION SINCE POTENTIAL PENALTIES FOR INSIDER TRADING ARE SEVERE.

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                  Avenue Europe International Management, L.P.

     (I)  INSIDER TRADING

          We prohibit employees, either personally or on behalf of others (e.g., on behalf of a Fund), from trading while in possession of material, nonpublic information or from communicating material, nonpublic information to others in violation of the law (so-called "insider trading"). Employees may not communicate material, nonpublic information to any person who might use such information to purchase or sell securities (so-called "tipping"). These prohibitions apply to every employee and extend to activities within and outside their duties at our firm.

          A. PENALTIES FOR INSIDER TRADING. Penalties for "insiders" that trade on or communicate material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. An "insider" can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

               -    civil injunctions;

               -    disgorgement of profits;

               -    jail sentences;

               - fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

               - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

          B. WHO IS AN "INSIDER"? The concept of "insider" is broad. It includes officers, directors, and employees of a company. Please note that a person does not have to be an executive or in senior management to be an insider. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. Temporary insiders can also include, among others, a company's law firm, accounting firm, consulting firm, banks, and the employees of such organizations. In addition, we may become a "temporary insider" of a company:

               -    that we advise or for whom we perform other services;

               - about which an analyst receives information from a corporate insider (See "Restricted Lists" below); or

               -    whose securities valuations we have been engaged to analyze.

               According to the U.S. Supreme Court, a company must expect the outsider to keep the disclosed, nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an "insider."

          C. WHAT IS "MATERIAL INFORMATION"? "Material information" is generally defined as:

               - information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information which, if disclosed, could be viewed by a reasonable investor as having significantly altered the "total mix" of information available;

               - information that, if publicly disclosed, is reasonably certain to have a substantial effect on the price of the company's securities; or

               - information that could cause insiders to change their trading patterns.

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                  Avenue Europe International Management, L.P.

               Information that employees should consider material includes, without limitation, changes in dividend policies, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and significant new products, services or contracts.

               So-called "market information," such as information concerning an impending securities transaction (e.g., private transactions in public entities (PIPEs), tender offers, exchange offers, corporate reorganizations, merger and acquisition activities, etc.) may also be "material." In addition, prepublication information regarding reports in the financial press may be material. For example, the U.S. Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

               Although we respect the right of our employees to engage in investment activities (subject to our personal trading policies described herein), it is important that such practices avoid any appearance of impropriety as well as remain in full compliance with the law and the highest standards of ethics. Accordingly, employees must exercise good judgment when relating to others information obtained as a result of employment with our firm.

               There is no simple test that exists to determine when information is material. Such assessments of materiality involve highly fact-specific inquiries and are often challenged with the benefit of hindsight. As such, if an employee believes certain information in their possession is nonpublic, the employee is required to follow the procedures set forth in Section B(i)(g) below.

          D. WHAT IS "NONPUBLIC INFORMATION"? Information is "nonpublic" until such time as it has been effectively communicated to investors in the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC or other government agency, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publication of general circulation (i.e., information included in press releases issued by the issuer of the securities) would be considered public.

               On the other hand, information relating to our business, including prospective securities transactions by our Funds, should generally be considered nonpublic, unless the information is generally known in the marketplace.

          E. CONTACTS WITH PUBLIC COMPANIES AND CONSULTANTS. In some cases, contacts with public companies and/or consultants (e.g., consultants from research providers such as Gerson Lehrman) represent an important part of our research efforts in connection with investment activities. We may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee or other person subject to the Manual becomes aware of material, nonpublic information. Persons who become aware of such information should, in these circumstances, contact the Chief Compliance Officer immediately.

               Additionally, prior to speaking with consultants confirm with the consultant the following (i) they are not discussing any information regarding their employer or other firm for which they provide services, (ii) they are not violating any implicit or explicit understanding with any person who disclosed non-public information to them to keep

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                  Avenue Europe International Management, L.P.

               such information confidential and (iii) no information provided can be considered material non-public information concerning a public company.

          F. IDENTIFYING INSIDE INFORMATION. Employees are not permitted to determine whether nonpublic information is material. Before executing any trade for a Personal Account or for others (including a Fund), employees must determine whether they or any other person subject to this Section of the Manual has access to nonpublic information. If you believe that you or any other person subject to this Section of the Manual might have access to nonpublic information, you must take the following steps:

               - report the information and proposed trade immediately to the Chief Compliance Officer;

               - not purchase or sell the securities on behalf of a personal account or any other account;

               - do not communicate the information inside or outside our firm, other than to the Chief Compliance Officer; and

               - after the Chief Compliance Officer has reviewed the issue, the Chief Compliance Officer will determine whether the information is material and.

               If the Chief Compliance officer determines that such information is material nonpublic information, the issuer and potentially the issuer's parent and subsidiaries will be added to the firm's restricted list (See Section B(ii) below and ANNEX A - "Avenue's Restricted List Policies and Procedures"), which prohibits the firm and its employees (through their Personal Accounts) from trading in the securities of such entities (except as may be permitted by the Chief Compliance Officer in connection with the with the use of a "big boy" letter). Notwithstanding, there may be instances where the firm continues to trade in the securities of such issuer by constructing an information barrier. See Section B(iii) below.

          G. BANK DEBT. As is common in the institutional market, our firm may enter into agreements permitting the firm to trade bank or other private debt of an issuer. These agreements contain representations and acknowledgments by the seller and the buyer that address federal securities law concerns and enable the transaction to take place. Pursuant to those agreements, we may have the opportunity to choose whether to receive nonpublic information about the issuer. While we generally refrain from receiving nonpublic information in such instances (commonly referred to as staying on the "public side") so that we may continue trading in such issuer's public securities, there may be instances where we (i) are inadvertently provided nonpublic information or (ii) ask to receive nonpublic information. In those instances, the employee is required to inform the Chief Compliance Officer. Generally, the firm will either (i) restrict the firm and its employees (through their Personal Accounts) from trading in the securities of the issuer and potentially the securities of the issuer's parent and subsidiaries, except as may be permitted by the Chief Compliance Officer in connection with the with the use of a "big boy" letter (See Section B(ii) below and ANNEX A - "Avenue's Restricted List Policies and Procedures") or (ii) construct an information barrier (See Section B(iii) below).

          H. TENDER OFFERS. Tender offers raise particular concern in the law of insider trading, and any information received in connection with a tender offer must be carefully evaluated to determine whether the information constitutes material, nonpublic information. Tender offers can raise issues because:

               - tender offer activity often produces fluctuations in the price of the target company's securities. Trading during this time period is more likely to attract

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                  Avenue Europe International Management, L.P.

                    regulatory attention (and produce a disproportionate percentage of insider trading cases); and

               - the SEC has adopted a rule which expressly forbids trading and tipping while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees and others subject to this Section of the Manual should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

     (II) OUR RESTRICTED LIST AND RELATED TRADING PROHIBITIONS

          From time to time, we (including, for this purpose, any Affiliate) may possess, or have the opportunity to possess, sensitive information whose use may be restricted by contract, by law or by internal policy. Although the "types" of sensitive information may overlap, four general categories can be identified:

          - Information subject to a confidentiality agreement, which we and/or an affiliate have signed;

          -    Material, nonpublic (or inside) information;

          - Material information regarding research conducted by us or by an Affiliate; and

          -    Fund trading information.

          Our firm (including, for this purpose, our Affiliates) maintain a single "restricted list" that includes the names of all issuers where:

          - Our firm possesses material, nonpublic information about the issuer;

          - Our firm or one of our employees has accepted a position (e.g., director or creditors' committee member (as applicable), or financial advisor), which will be likely to cause our firm or such employee to receive material, nonpublic information about the issuer;

          - Our firm has executed an agreement restricting trading in the issuer's securities; or

          - We otherwise determine inclusion on the restricted list to be appropriate.

          Our firm and our employees are generally prohibited from purchasing or selling publicly traded securities of any issuer included on the restricted list. However, on limited occasions the firm and/or our employees may be permitted to trade such restricted securities provided that the proper documentation has been obtained (e.g., "Big Boy Letter").

          Employees may not disclose to any outside person or entity the names of issuers included on the restricted list. In response to any inquires from outside our firm as to our firm's opinion with respect to a restricted issuer, employees must reply that our firm is not able to offer an opinion on the issuer at that time.

          In the ordinary course of conducting our respective operations, we generally do not receive material, nonpublic information. In addition, our firm seeks to limit circumstances where we could receive information that would result in an issuer being included on the restricted list. For example, we often decline to enter into confidentiality agreements that would restrict our ability to purchase or sell an issuer's publicly traded securities. The Chief Compliance Officer will consult with our firm's investment professionals to assure that signing a confidentiality agreement and receiving material nonpublic information will not inappropriately preclude investment opportunities for our Funds.

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                  Avenue Europe International Management, L.P.

          The Chief Compliance Officer is responsible for maintaining the restricted list and for assuring that all appropriate parties know about the issuers on the list and receive up-to-date copies of the list. Such updates are communicated to the entire firm as they become known and the complete list is typically circulated on a weekly basis to the entire firm.

          Employees should refer to Avenue's separate policies and procedures on the Restricted List, which are attached hereto as ANNEX A - "Avenue's Restricted List Policies and Procedures", for additional details related to these responsibilities.

     (III) INFORMATION BARRIER

          There may be times when the firm is in possession of nonpublic information and constructs an information barrier so that it may continue to trade in the issuer's public securities. See ANNEX B - "Avenue's Policy on Information Barriers" for a description of the firm's Information Barrier Policy.

     (IV) MANIPULATIVE PRACTICES

          The Exchange Act makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, for the purpose of inducing the purchase or sale of such security by others. The thrust of the prohibitions against manipulative trading practices is that no employee should, alone or with others:

          - engage in trading or apparent trading activity for the purpose of inducing purchases or sales by others; or

          - engage in trading or apparent trading activity for the purpose of causing the price of a security to move up or down, and then take advantage of such price movement by buying or selling at such "artificial" price level.

     C.   TRADING FOR AN EMPLOYEE'S PERSONAL ACCOUNTS

     Except as otherwise provided herein, trading in securities of an individual company or other entity for a Personal Account is prohibited by any Avenue employee. Employees seeking pre-approval to trade a security are required to complete EXHIBIT D - "Pre-Approval Form for Employee Trading Activity." Employees are required to report all transactions and securities holdings (unless specifically excluded as described below) to Avenue's Compliance Department. EXHIBITS B-I AND B-II relate to personal accounts and securities holdings for new employees. EXHIBITS C-I, C-II AND C-III relate to personal accounts and securities holdings for current employees. The Chief Compliance Officer, in his or her sole discretion, may waive the requirements of this Section, provided the waiver is not inconsistent with the interests of our Funds.

     (I)  OUR COMMITMENT

          Three basic principles govern our activities in any market:

          -    a duty at all times to place first the interests of our Funds;

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                  Avenue Europe International Management, L.P.

          - all personal securities transactions must be conducted consistent with our Code of Ethics and in such a manner as to avoid any actual or potential conflicts of interest or any abuses of an employee's position of trust and responsibility; and

          - employees may not take inappropriate advantage of their positions at Avenue.

     (II) SECURITIES NOT SUBJECT TO PERSONAL TRADING REQUIREMENTS

          For purposes of our personal trading policies, the term "security" is interpreted very broadly. "Security" includes, without limitation, stocks, bonds, notes, bills, debentures and includes puts, calls, other options, rights or futures based on securities. However, the following types of investments are excluded from our personal trading policies and procedures, including employee reporting requirements:

          -    direct obligations of the Government of the United States;

          - bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (i.e., any instrument with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements;

          -    U.S. registered money market fund shares; and

          - SEC registered open-end fund (also known as mutual fund) shares that are not advised or sub-advised by Avenue or its affiliates.

     (III) DEFINITION OF A "PERSONAL ACCOUNT"

          For purposes of the Manual, a "PERSONAL ACCOUNT" is any account in which any employee has direct or indirect beneficial ownership or trading discretion, including the accounts of:

          - an employee's spouse (other than a legally separated or divorced spouse);

          - any other family member who resides with an employee or whose account is managed by an employee; and

          - any other account, except a Fund, when an employee or an individual specified above has a pecuniary interest in the account and exercises control over the account, including a trust or partnership account.

          Such types of accounts in which securities transactions may be executed or in which securities may be held, include, without limitation:

          -    brokerage accounts, including IRA accounts;

          - safety deposit box, lock-box or bank vault, holding certificated securities or private placement agreements;

          - 401K accounts (unless the plan is limited to holding SEC registered open-end funds, (also know as mutual funds)(2);

          - fund accounts, if such account can hold privately placed funds, funds formed under the laws of a jurisdiction other than the U.S., ETFs or closed end funds2; and

          - non-U.S. bank accounts or accounts at financial institutions (such as asset management companies or insurance institutions), if such accounts have the ability to trade in or hold securities.

----------
(2) If you are unsure whether a 401K account or mutual fund account may purchase or hold closed-end funds, exchange traded funds ("ETFs") privately placed funds, funds formed under the laws of foreign jurisdictions, or other securities please contact your 401K administrator or mutual fund sponsor, as applicable.

                  Avenue Europe International Management, L.P.

          Employees are cautioned that under the federal securities laws, a wide variety of indirect interests, or accounts over which employees may exercise direct or indirect control or influence, may constitute a Personal Account and in case of any doubt or uncertainty employees are strongly urged to discuss the applicability of these rules with the Chief Compliance Officer.

          For purposes of this Manual, Personal Accounts do not include any account over which the employee has granted a third-party investment discretion. However, employees may not give discretion to manage an account to a family member for purposes of evading this policy.

     (IV) RESTRICTIONS ON TRANSACTIONS FOR PERSONAL ACCOUNTS

          Purchasing securities of an individual company or other entity for a personal account is prohibited; employees, however, may, with pre-approval (as discussed below), sell individual securities that remain in their Personal Accounts. In addition, employees may request pre-approval to trade:

          -    direct obligations of any city or state government in the U.S.;

          -    direct obligations of foreign governments;

          - mutual or money market funds formed under the laws of a foreign jurisdiction;

          - shares issued by unit investment trusts that are invested exclusively in one or more open-ended fund;(3)

          - ETFs, which are index funds that represent a passively held basket of stock that reflects the composition of an index (e.g., Diamonds or Spiders);

          - employer-granted options (including the exercise and sale of the underlying common stock);

          -    closed-end funds; and

          -    private placements (e.g., hedge funds and private equity funds).

          Employees may transact in such securities, as well as sell any individual security that remains in their Personal Account by having such purchase or sale cleared in advance by all of the following:

          -    the Senior Portfolio Manager(s);

          -    the analyst covering the issuer (if applicable);

          -    a Senior Principal; and

          -    the Chief Compliance Officer

          Each of the foregoing may appoint a designee for such purposes. Pre-clearance must be obtained by completing EXHIBIT D - "Pre-Approval Form for Employee Trading Activity."

          The Chief Compliance Officer will notify the employee of pre-clearance approval or denial to purchase or sell securities by indicating such action on the Avenue Employee Personal Trade Pre-Approval Form and returning it to the employee. Notification of approval or denial to trade may be made orally for an employee who is not on our premises at the time the request is made. Verbal approval must also be confirmed in writing, which includes e-mail, as soon as possible thereafter.

----------
(3) Purchases and sales of UITs do not require prior approval, but must be reported

                  Avenue Europe International Management, L.P.

          Any pre-approval given will remain in effect only for the day on which approval is granted and the business day immediately following the pre-approval date (i.e., APPROVAL IS ONLY GOOD FOR TWO DAYS, also known as T+1). If the transaction is not completed within the two-day pre-clearance window, a new Avenue Employee Personal Trade Pre-Approval Form must be completed and pre-approval from the applicable persons (as described above) must be obtained again. This procedure also must be followed for any uncompleted portion of a previously approved transaction.

          If the Chief Compliance Officer later determines that execution of a previously approved trade for a Personal Account could create the appearance of impropriety, we may require that the profits obtained or losses avoided in the trade be forfeited.

          Each of the Senior Portfolio Manager(s), the analyst covering the issuer, the Senior Principals and the Chief Compliance Officer (or their designees) have the discretion to refuse clearance of a personal transaction without being required to disclose to the employee requesting the transaction the reason for the refusal. Requests for pre-clearance, and the decisions of the Senior Portfolio Manager, the analyst covering the issuer, the Senior Principals and the Chief Compliance Officer as to whether to approve or disapprove the request, are confidential and will only be disclosed to employees on a need-to-know basis and to regulators in the course of routine inspections or other regulatory action.

     (V)  REPORTING PROCEDURES

          New employees must disclose all personal accounts (See EXHIBIT B-I - "Personal Account Certification for New Employees") and all securities holdings for which such persons are direct or indirect Beneficial Owners (See EXHIBIT B-II - "Personal Securities Holdings Certification for New Employees") within 10 days of commencing employment with us. Current employees must disclose all of their accounts annually and upon opening a new account during the year (See EXHIBIT C-I - "Personal Account Re-Certification for Current Employees"). Current employees must disclose quarterly all transactions (See EXHIBIT C-II - "Personal Securities Transactions Quarterly Re-Certification for Current Employees"). Current employees must also report annually and when there is a change in the location of securities during the year (See EXHIBIT C-III - "Personal Securities Holdings Re-Certification for Current Employees"). Such information must be current as of a date no more than 45 days prior to the date such statement is submitted to Avenue.

          Employees are also required to provide copies of, or arrange for copies, of all personal account trading statements to be sent to Avenue's Compliance Department on a monthly basis (or quarterly if the brokerage statement is not sent on a monthly basis). In any event, copies of statements must be received by Avenue's Compliance Department no later than 30 days after each quarter-end. Please contact Avenue's Compliance Department if you need assistance in arranging for copies of personal account statements to be sent automatically to Avenue.

     (VI) SANCTIONS

          Violations of our Code of Ethics may result in disgorgement of profits, monetary and other penalties, censure, suspension or termination of employment. Failing to comply with the Code of Ethics may also violate federal and state laws. Concerns about potential violations of the Code of Ethics should be reported immediately to the Chief Compliance Officer.

                  Avenue Europe International Management, L.P.

     D.   ADMINISTRATION OF THE CODE OF ETHICS

     This Section outlines the responsibilities of the Chief Compliance Officer with respect to our Code of Ethics.

     (I)  ADMINISTRATION AND RECORDS

          The Chief Compliance Officer will be responsible for general administration of the Code of Ethics. The Chief Compliance Officer will arrange for records to be maintained relating to compliance with the Code of Ethics as follows:

          - our Code of Ethics and amendments thereto (including any prior Code of Ethics used within the last five years);

          - an up-to-date list of all persons required to make personal account related reports and an up-to-date list of all personal accounts maintained by such persons;

          - a record of each "Acknowledgement and Condition of Employment or Association", attached hereto as Exhibit A, executed by each employee, which document shall be retained for a period of five years after an employee ceases to be employed by our firm;

          - a copy of all forms, reports and statements submitted under the Code of Ethics; and

          - any written reports or memoranda relating to the Code of Ethics, including any violation of the Code of Ethics and the actions taken in response to the violation.

     (II) SUPERVISORY PROCEDURES

          The role of the Chief Compliance Officer is critical to the implementation and maintenance of the Code of Ethics. Supervisory procedures can be divided into two classifications: prevention and detection.

          PREVENTION

          To prevent violations of our Code of Ethics, the Chief Compliance Officer will:

          - resolve issues, with outside assistance, as appropriate, about whether information received by an employee is material and nonpublic;

          - when it has been determined that an employee has knowledge of material, nonpublic information:

          -    implement measures to prevent dissemination of such information;
               and

          - if necessary, restrict employees from trading in the securities or other investments.

          - promptly review, and either approve or disapprove, in writing (which includes e-mail), each request by an employee to transact in a security requiring such pre-approval;

          - promptly review and confirm that copies of all brokerage statements have been received to determine compliance with our Code of Ethics;

          - promptly review statements of personal accounts and securities holdings of all employees;

          - provide an education program as necessary to familiarize employees with our policies and procedures;

          -    answer questions regarding our Code of Ethics; and

          - review on a regular basis and update as necessary our policies and procedures.

                  Avenue Europe International Management, L.P.

          DETECTION

          To detect violations of our Code of Ethics, the Chief Compliance Officer will:

          - periodically review the trading activity of our Funds and employees;

          - periodically review how the firm maintains Fund Investor information; and

          - periodically perform such other reviews as may be prudent to prevent and detect violations of the Code of Ethics.

     (III) SPECIAL REPORTS

          Promptly upon learning of a violation of our Code of Ethics, the Chief Compliance Officer will prepare a written report which will be retained in Avenue's compliance "Incident Log" file providing full details and recommendations for further action.

     (IV) ANNUAL REPORTS

          At least annually (or as otherwise needed), the Chief Compliance Officer will prepare a written report for Avenue:

          - evaluating our current procedures to determine their adequacy and the effectiveness of their implementation;

          - reviewing and considering any compliance matters that arose during the previous year, any changes in the business activities of Avenue or its affiliates, and any changes in the Advisers Act or applicable regulations; and

          - making recommendations for improvement based on any violations of the policies or concerns relating to compliance, including compliance with the Code of Ethics.

          At least annually (or as otherwise needed), the Chief Compliance Officer will prepare a written report for the board of directors/trustees of any RIC advised or sub-advised by Avenue:

          - describing any issues arising under the Code of Ethics since the last report to the RIC's board, including but not limited to, information about material violations of the Code of Ethics or reporting procedures and sanctions imposed in response to the materials violations;

          - certifying that Avenue has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics;

          - describing significant conflicts (e.g., if a portfolio manager is a director of a company whose securities are held by the RIC); and

          - disclosing whether any waivers that might be considered important by the RIC's board were granted during the period.

     E.   GENERAL STANDARDS IN DEALING WITH EXISTING OR PROSPECTIVE FUND
          INVESTORS

     (I)  STANDARD OF CARE

          Employees are prohibited from:

          -    employing any advice, scheme, or artifice to defraud a Fund
               Investor;

                  Avenue Europe International Management, L.P.

          - making any untrue statement of a material fact to a Fund Investor or omitting to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading;

          - engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund Investor; and

          - engaging in any manipulative, deceptive or fraudulent act or practice with respect to a Fund Investor.

          The fiduciary relationship that exists between us and our Funds imposes upon us and our employees numerous responsibilities, including duties to:

          -    render disinterested and impartial advice;

          -    disclose conflicts as they arise;

          - make recommendations to our Funds consistent with their investment guidelines; and

          -    perform due diligence on investment recommendations.

     (II) PROHIBITED CONDUCT

          Employees must refrain from practices that may constitute violations of federal and state securities laws and our policies and procedures. Engaging in any of the following practices may result in serious disciplinary action, including termination of employment, as well as criminal and civil liability.

          A)   GUARANTEE AGAINST LOSS

               Employees may not guarantee a Fund Investor against losses with respect to any securities transactions or investment strategies (unless specific guarantee arrangements have been made in writing and approved by a Senior Principal).

          B)   GUARANTEES OR REPRESENTATIONS AS TO PERFORMANCE

               Employees may not guarantee that a specific level of performance will be achieved or exceeded on or by a future date. Any mention of an investment's past performance or value must include a statement that it does not necessarily indicate or imply a guarantee of future performance or value.

          C)   LEGAL OR TAX ADVICE

               Employees may not give or offer any legal or tax advice to any Fund Investor regardless of whether the employee offering such advice is qualified to do so. All requests for such advice should be referred to the Chief Compliance Officer.

          D)   BORROWING FROM OR LENDING TO A FUND OR FUND INVESTOR

               Employees may not borrow funds or securities from, or lend funds or securities to, any of our Funds or Fund Investors.

          E) EXECUTING TRANSACTIONS OR EXERCISING DISCRETION WITHOUT PROPER AUTHORIZATION

               Employees may not execute any transaction on behalf of a Fund or exercise any discretionary power in effecting any transaction for a Fund unless we have:

               -    obtained written authority from the Fund; and

               - authorized the employee's execution of Fund transactions or exercise of discretionary authority with respect to that Fund.

                  Avenue Europe International Management, L.P.

     F.   OTHER RESTRICTIONS

     (I)  OUTSIDE ACTIVITIES

          Outside activities that might directly or indirectly affect an employee's duties to our firm must be approved by the Chief Compliance Officer. These activities include:

          - outside employment and other services for hire, including serving as a consultant, partner or proprietor; and

          -    serving as a director, officer or trustee of a company.

          Whether a particular outside activity may be approved or continued in the future will depend on a variety of factors including the extent to which the proposed activity could violate any law or regulation, interfere with the employee's responsibilities to us, involve prolonged absences during business hours, or compete with our interests. Additionally, the possibility of adverse publicity and potential liability will be weighed.

          New employees must obtain prior approval with respect to any outside activities (See EXHIBIT B-III - "Outside Activities Certification for New Employees". Current employees must disclose all outside activities annually and during the year prior to participating in a new outside activity (See EXHIBIT C-III - "Outside Activities Re-Certification for Current Employees").

     (II) GIFTS

          Employees may not receive or give any gift with a value in excess of $250 from or to anyone with whom we have or are likely to have any business dealings. Further, employees must report all gifts given and received as more fully disclosed below. Employees should avoid unusually high frequency or value of gifts or entertainment and avoid apparent conflicts of interest.

          DEFINITIONS: For purposes of this policy, "ENTERTAINMENT" refers to situations where the giver accompanies the recipient to the event. "GIFTS" include but are not limited to tickets to sports or other events (where the giver does not accompany the recipient to the event), candy, baskets, flowers, and promotional items.

          Exempt from this prohibition are meals and Entertainment so long as the meal and Entertainment is customarily associated with ethical business practices and cannot be reasonably interpreted by others as constituting an inducement to take a particular action. This policy does not apply to any gift given or received for which reimbursement has been made.

          PRE-APPROVAL: When special circumstances, such as customary international business practices, justify a specific exception, the request for an exception must be approved in advance by the Chief Compliance Officer.

          PROHIBITIONS: Employees may not solicit or accept any offer whereby another person would be able to purchase or sell any security at a price or under conditions more favorable than those obtainable or offered to a Fund. Employees may not accept directly or indirectly from a broker/dealer or others who transact business with us any consideration for the employee's Personal Account in connection with a transaction involving a Fund.

          REPORTING REQUIREMENT AND VALUATION: Employees are required to promptly report to the Compliance Department all Gifts given or received. The employee must provide

                  Avenue Europe International Management, L.P.

          the value of the Gift, name and company of person(s) giving or receiving the Gift, date that Gift was given or received, other attendees (to an event), purpose and any other material facts related to the situation. If more than one Avenue employee receives the same Gift, each employee is responsible for ensuring proper reporting to the Compliance Department.

          The value of a Gift shall be determined by the face value on an event ticket unless a different cost was incurred such as tickets obtained through a ticket broker. If the value is unknown, the employee should use reasonable judgment in estimating the value and must specify how the value was derived when reporting the Gift to Avenue's Compliance Department.

          FAILURE TO REPORT: If Avenue becomes aware of a Gift received by an employee that the employee failed to report to Avenue's Compliance Department, penalties will be assessed on a case-by-case basis by the Chief Compliance Officer.

          ADDITIONAL REGULATIONS: In some instances more restrictive rules must be followed to comply with federal, state, local and country-specific laws. Employees are responsible for checking such regulations in advance of conducting any such activity. In other cases flexibility may be permitted with the approval of the Chief Compliance Officer.

          SPOUSES AND OTHER FAMILY MEMBERS may at times attend business meals or Entertainment. Trends and unusually high frequency and value of such situations should be monitored by the employee to ensure that actual and/or apparent conflicts of interest are avoided.

          CHARITABLE EVENTS: This policy generally does not apply to meals or Entertainment associated with events held for the purpose of raising funds for a particular charity. Gifts to charities at the requests of clients are permitted. If a Gift to a charity includes a benefit (such as a meal) to a prospective or actual client, etc. the value of the benefit is subject to this policy.

          Employees should refer to Avenue's separate policies and procedures relating to Gifts and Entertainment, which are attached hereto as ANNEX C - "Avenue's Gift Reporting Procedures", for additional details related to these responsibilities.

     (III) CONFIDENTIALITY

          Any information that an employee obtains regarding advice furnished by us to a Fund, nonpublic information furnished to us by any Fund Investor or other person, and the analyses and other proprietary data or information of our firm is strictly confidential and may not be revealed to third parties. Such information is the property of our firm and disclosure of this information to any third party without the prior written permission of the Chief Compliance Officer is grounds for immediate dismissal. Disclosure of confidential or proprietary information may not only subject us to legal liability, but also could subject the person who discloses the information to civil and/or criminal penalties. An employee may not disclose confidential or proprietary information to any other employee except for legitimate business purposes.

          The Chief Compliance Officer will grant approval for disclosures to regulatory authorities (such as in the case of a regulatory inspection or other action) or when otherwise required by law.

                  Avenue Europe International Management, L.P.

     (IV) POLITICAL CONTRIBUTIONS AND EXPENDITURES ON PUBLIC OFFICIALS

          Employees may not authorize any contribution or expenditure by our firm for or on behalf of any political party, organization, committee, candidate, or public official or in connection with any political caucus, convention or election, except as permitted by law and approved in advance by the Chief Compliance Officer. Under federal and many state laws, prohibited corporate contributions and expenditures may include the donation of corporate funds, the use of corporate facilities, and the donation of services to the campaign committee of a candidate.

          Employees may not make or authorize any payment or reimbursement on our firm's behalf for any meal, Entertainment, travel, lodging, or other Gift made for or on behalf of any federal, state, county, or municipal employee, except as permitted by law.

          SPECIAL REQUIREMENTS FOR STATE AND LOCAL CONTRIBUTIONS BY OUR FIRM OR OUR EMPLOYEES. Our firm and our employees may not make a contribution (which includes any Gift, loan or monetary donation (other than to a recognized charity)) exceeding $250 to any state or local official or candidate who has or will have upon election direct or indirect responsibility for selecting an investment adviser to perform services for the state or locality (for example, to advise a state pension plan) without the prior approval of the Chief Compliance Officer.

          Any contributions to be made to any government official should be reviewed with Avenue's Compliance Department in advance of making such contribution.

     (V)  INVOLVEMENT IN LITIGATION AND OTHER PROCEEDINGS

          An employee must notify the Chief Compliance Officer immediately in writing if she or he becomes involved in, or threatened with:

          - litigation involving a business or securities related claim exceeding $25,000;

          -    an administrative investigation or proceeding of any kind; or

          -    any judgment, order or arrest.

          In addition, an employee who is contacted by any regulatory authority (including, but not limited to, the SEC, DOL, or IRS) in person, by telephone or by correspondence (including, but not limited to, e-mails) must notify the Chief Compliance Officer immediately.

     G.   REPORTING OF VIOLATIONS

          Employees are required to promptly report all actual or potential conflicts of interest, violations of any government or regulatory law, rule or regulation or violations of our policies and procedures, including, without limitation, those policies and procedures set forth in this Manual. Such reports shall be made to the Chief Compliance Officer and may be made on a confidential or non-confidential basis, orally in person or by phone, or in writing hand delivered or sent by e-mail or fax. Any action taken against a person who reports a violation or potential violation shall be a violation of our Code of Ethics.

                  Avenue Europe International Management, L.P.

II.  EXHIBITS

     EXHIBIT A - ACKNOWLEDGEMENT AND CONDITION OF EMPLOYMENT OR ASSOCIATION

     EXHIBIT B - NEW EMPLOYEE COMPLIANCE CERTIFICATIONS

     EXHIBIT C - CURRENT EMPLOYEES COMPLIANCE RE-CERTIFICATIONS

     EXHIBIT D - PRE-APPROVAL FORM FOR EMPLOYEE TRADING ACTIVITY

                  Avenue Europe International Management, L.P.

EXHIBIT A - ACKNOWLEDGEMENT AND CONDITION OF EMPLOYMENT OR ASSOCIATION

                       COMPLIANCE MANUAL - AS OF MAY 2007

EMPLOYEE NAME (PRINT): _______________________

UNDERSTANDING AND COMPLYING WITH OUR POLICIES AND PROCEDURES - PAGE 1 OF 2

INTRODUCTION

WHAT DOES SIGNING THIS DOCUMENT MEAN? The Compliance Manual (the "MANUAL") for Avenue Capital Management II, L.P., Avenue Asia Capital Management, L.P. and Avenue Europe International Management, L.P. (collectively "AVENUE") contains important information about your responsibilities under the federal securities laws and certain other laws, and the rules and regulations promulgated there under, and the requirements and expectations of Avenue. Violating the Manual's provisions can result in serious penalties, including termination of employment, as well as fines and other sanctions by regulatory authorities. By signing this document, you acknowledge that you have read, understand and have complied with and will continue to comply with the policies and procedures included in the Manual. You also agree to report any violations of Avenue's policies and procedures of which you are aware. EMPLOYEES (AND OTHER SUPERVISED PERSONS) ARE REQUIRED TO SIGN THIS DOCUMENT AT THE TIME OF EMPLOYMENT OR ASSOCIATION WITH AVENUE, EACH CALENDAR YEAR THEREAFTER AND AT SUCH OTHER TIMES THAT THIS MANUAL IS MATERIALLY AMENDED OR SUPPLEMENTED.

A SPECIAL NOTE ABOUT AVENUE'S CODE OF ETHICS. In the course of your employment or association with Avenue, important compliance issues may arise. These issues, and the policies and procedures you must follow in connection with these issues, are addressed in the Code of Ethics Section of the Manual which sets forth a standard of conduct to which you must adhere and addresses insider trading, our personal account trading policy, which restricts your ability to enter securities transactions, and other matters relating to your general professional responsibilities. As with other policies and procedures in the Manual, by signing this document you acknowledge that you understand and have complied with and will continue to comply with these requirements.

MANDATORY INITIAL ORIENTATION. Upon employment, each employee is required to attend an orientation meeting conducted by the Chief Compliance Officer or his designee.

MANDATORY COMPLIANCE TRAINING. Avenue is required to conduct firm-wide compliance training for all employees and other supervised persons at least annually. This training will be coordinated by Avenue's Compliance Department. Your attendance is mandatory.

IF I HAVE QUESTIONS, WHOM SHOULD I CONTACT? Direct any questions about the Manual or about signing this document to Eric Ross, Avenue's Chief Compliance Officer, in connection with the policies and procedures included in the Manual.

                  Avenue Europe International Management, L.P.

ACKNOWLEDGEMENTS - PAGE 2 OF 2

COMPLYING WITH AVENUE'S POLICIES AND PROCEDURES. By signing this document, I acknowledge that I have read, understand and have complied with and will continue to comply with the policies and procedures, including, without limitation, the Code of Ethics and our personal account trading policy, contained in Avenue's Manual.

REPORTING BREACHES OF AVENUE'S POLICIES AND PROCEDURES. By signing this document, I acknowledge that I am not aware of any breaches of the policies and procedures included in the Manual other than those previously reported to the appropriate person as specified in the Manual.

FROM TIME TO TIME AVENUE'S POLICIES AND PROCEDURES MAY CHANGE. By signing this document, I acknowledge that the policies and procedures contained in Avenue's Manual may be updated periodically and that it is my responsibility to read, understand and comply with any updates that I am provided.

AVENUE'S POLICIES AND PROCEDURES MUST BE KEPT CONFIDENTIAL; THE MANUAL BELONGS TO AVENUE.

By signing this document, I acknowledge and agree that:

     - Avenue's policies and procedures are confidential, and may not be revealed to third parties unless required by law or a government agency upon notice to the Chief Compliance Officer or unless I have received the Chief Compliance Officer's permission;

     - The Manual and any copies are Avenue's property and upon request must be returned to Avenue if my association with Avenue terminates for any reason; and

     - For U.S. employees: Nothing contained in this Manual affects in any way the at-will nature of my employment or association with Avenue, which Avenue may terminate at any time for any reason or no reason, with or without notice. Such termination is without penalty or other payment except as required by law or written agreement.

     - For non-U.S. employees: I understand that my breach of any Avenue policies and/or procedures contained herein may result in my employment being terminated for just cause under applicable local laws.

Acknowledged and Agreed To By:


Signature:                              Date:
           --------------------------         ----------------------------------


-------------------------------------
Printed Name

RETURN BOTH PAGES OF THE SIGNED ACKNOWLEDGMENT TO AVENUE'S COMPLIANCE DEPARTMENT

                  Avenue Europe International Management, L.P.

EXHIBIT B - NEW EMPLOYEE COMPLIANCE CERTIFICATIONS

I)   PERSONAL ACCOUNT CERTIFICATION

II)  PERSONAL SECURITIES HOLDINGS CERTIFICATION

III) OUTSIDE ACTIVITIES CERTIFICATION

IV)  GIFT AND ENTERTAINMENT POLICY CERTIFICATION

V)   INFORMATION BARRIER POLICY CERTIFICATION

                  Avenue Europe International Management, L.P.

                  EXHIBIT B-I - PERSONAL ACCOUNT CERTIFICATION

                               For New Employees

This form must be returned to the Compliance Department within 10 days of commencement of your employment at Avenue. Retain a copy for your records.

Employees must arrange for Avenue to receive duplicate copies of their trade confirms and account statements directly from the bank, broker or other financial institution on a monthly basis (or quarterly if the statement is not sent on a monthly basis) unless such bank, broker or other financial institution is unable to directly provide such statements, in which case, the employee will be required to provide such statements to the Compliance Department. In any event, copies of statements must be received by the Compliance Department no later than 30 days after each quarter-end. If you are unsure whether your 401K holds securities (e.g., ETFs, closed-end funds, equities, bonds, notes) other than SEC registered publicly offered mutual funds please contact the administrator or sponsor of your 401K plan.

Accounts opened or closed after employment begins must be promptly reported to the Compliance Department.

NAME (Print): __________________________________________________________________

DATE OF HIRE: __________________________________________________________________

DEPT/OFFICE LOCATION: __________________________________________________________

EXTENSION: _____________________________________________________________________

Check one of the following:

[ ]  I do not have any personal accounts (including non-U.S. personal accounts).

[ ] I have personal accounts, I have completed the account summary below (attach additional sheets if necessary) and I have attached account statements.

List below all personal accounts over which you have direct or indirect beneficial ownership AND trading discretion. FOR NON-U.S. EMPLOYEES also provide, if applicable, all non-U.S bank accounts or accounts at financial institutions in which you purchase and/or maintain security positions, including, without limitation, checking and savings accounts.

                                  TYPE OF ACCOUNT
                  RELATIONSHIP      (E.G., IRA,      BANK / BROKERAGE FIRM
NAME ON ACCOUNT    TO EMPLOYEE   NON-US CHECKING)   / FINANCIAL INSTITUTION   ACCOUNT NUMBER
---------------   ------------   ----------------   -----------------------   --------------


I certify that I have reported all brokers, dealers or banks with or through whom I maintained (directly or through an indirect beneficial ownership interest) an account in which any securities were held as of the date of my employment. I confirm that the records of Avenue with respect to my holdings (including all direct or indirect beneficial ownership interests) as of that date are complete and accurate.


Signature:                              Date:
           --------------------------         ----------------------------------

                  Avenue Europe International Management, L.P.

            EXHIBIT B-II - PERSONAL SECURITIES HOLDINGS CERTIFICATION

                                For New Employees

This form must be returned to the Compliance Department within 10 days of commencement of your employment at Avenue. Retain a copy for your records.

Holdings statements must be current as of a date no more than 45 days prior to the date such statements are submitted to Avenue.

NAME (Print): __________________________________________________________________

DATE OF HIRE: __________________________________________________________________

DEPT/OFFICE LOCATION: __________________________________________________________

EXTENSION: _____________________________________________________________________

Please list all securities in which you currently have a direct or indirect beneficial ownership (other than those for which you have attached brokerage statements that include such holdings or that you have otherwise provided). The below list of securities should include, but not be limited to, equities, bonds, notes, options on securities, futures on securities, closed-end funds, ETFs, private funds, hedge funds and securities certificates held at home or in bank vaults, safety deposit boxes or lock-boxes.

If you have any questions, please contact the Chief Compliance Officer.

   DESCRIPTION OF THE SECURITY
 (Title, Type, with interest rate
 and maturity, if applicable, and   NUMBER OF SHARES OR                      LOCATION OF
 Symbol or CUSIP#, if applicable)     PRINCIPAL AMOUNT    DATE(S) ACQUIRED     SECURITY
---------------------------------   -------------------   ----------------   -----------


                                       OR

____ I DO NOT HAVE DIRECT OR INDIRECT BENEFICIAL OWNERSHIP OF ANY SECURITIES AS
     DEFINED IN THE COMPLIANCE MANUAL, OTHER THAN AS DISCLOSED IN BROKERAGE STATEMENTS THAT ARE PROVIDED TO COMPLIANCE.

I certify that I have reported all holdings (including all direct or indirect beneficial ownership interests) of securities and shares (including all direct or indirect Beneficial Ownership interests) IN ANY FUND ADVISED BY AVENUE as of the date of my employment by attaching copies of my brokerage and bank account statements that describe my holdings (including all direct or indirect Beneficial Ownership interests) within 45 days of that date and itemizing those statements on this initial Holdings Report. I confirm that the records of Avenue with respect to my holdings (including all direct or indirect beneficial ownership interests) as of that date are complete and accurate.


Signature:                              Date:
           --------------------------         ----------------------------------

                  Avenue Europe International Management, L.P.

                EXHIBIT B-III - OUTSIDE ACTIVITIES CERTIFICATION

                               For New Employees

This form must be returned to the Compliance Department within 10 days of commencement of your employment at Avenue. Retain a copy for your records. You must promptly report any changes in your outside activities to the Compliance Department.

NAME (Print): __________________________________________________________________

DATE OF HIRE: __________________________________________________________________

DEPT/OFFICE LOCATION: __________________________________________________________

EXTENSION: _____________________________________________________________________

List all outside activities in which you currently participate (including such activities in which you have already received approval from Avenue). Examples of outside activities include, but are not limited to, serving on the board of directors of a company and serving on a creditor committee.

If you plan on engaging in new activities you are required to complete and submit this form to the Chief Compliance Officer prior to participating in such activities.

If you have any questions, please contact the Chief Compliance Officer.

DESCRIPTION OF THE ACTIVITY   HOURS PER WEEK   APPROVAL
---------------------------   --------------   --------


                                       OR

__________ I DO NOT PARTICIPATE IN ANY OUTSIDE ACTIVITIES.


Signature:                              Date:
           --------------------------         ----------------------------------

                  Avenue Europe International Management, L.P.

           EXHIBIT B-IV - GIFT AND ENTERTAINMENT POLICY CERTIFICATION

                               For New Employees

This form must be returned to the Compliance Department within 10 days of commencement of your employment at Avenue. Retain a copy for your records.

NAME (Print): __________________________________________________________________

DATE OF HIRE: __________________________________________________________________

DEPT/OFFICE LOCATION: __________________________________________________________

EXTENSION: _____________________________________________________________________

Please complete the following:

____ I have read, understand and will comply with Avenue's gift and entertainment policy as described in Avenue's Compliance Manual

AND

____ I will promptly report all gifts I receive to the Compliance Department in accordance with Avenue's policy.


Signature:                              Date:
           --------------------------         ----------------------------------

                  Avenue Europe International Management, L.P.

             EXHIBIT B-V - INFORMATION BARRIER POLICY CERTIFICATION

                               For New Employees

I hereby certify that I have read Avenue's Policy on Information Barriers, which is attached to the Manual as ANNEX B - "Avenue's Policy on Information Barriers", that I understand such policy and I agree to comply with it during the course of my employment.

DATE:
      -------------------------------

NAME OF EMPLOYEE:


-------------------------------------
Signature


-------------------------------------
Print Name

                  Avenue Europe International Management, L.P.

EXHIBIT C - CURRENT EMPLOYEES COMPLIANCE RE-CERTIFICATIONS

I)   PERSONAL ACCOUNT RE-CERTIFICATION

II)  QUARTERLY SECURITIES TRANSACTION REPORT

III) PERSONAL SECURITIES HOLDINGS ANNUAL RE-CERTIFICATION

IV)  OUTSIDE ACTIVITIES RE-CERTIFICATION

V)   GIFT AND ENTERTAINMENT POLICY RE-CERTIFICATION

VI)  INFORMATION BARRIER POLICY RE-CERTIFICATION

                  Avenue Europe International Management, L.P.

                 EXHIBIT C-I - PERSONAL ACCOUNT RE-CERTIFICATION
                              For Current Employees

This form must be returned to the Compliance Department within 10 days of receipt. Retain a copy for your records.

Accounts OPENED OR CLOSED after completing this re-certification must be promptly reported to the Compliance Department.

NAME (Print): __________________________________________________________________

DEPT/OFFICE LOCATION: __________________________________________________________

EXTENSION: _____________________________________________________________________

Attached is a list of your personal account information currently on file with Avenue's Compliance Department. Please review the attachment then complete the Section below.

Check all (as applicable):

[ ] I CONFIRM THE INFORMATION ON FILE WITH THE COMPLIANCE DEPARTMENT IS ACCURATE AND COMPLETE (AS PER THE ATTACHED).

[ ] I DO NOT HAVE ANY PERSONAL ACCOUNT(S) (INCLUDING NON-U.S. PERSONAL ACCOUNTS).**

[ ] THERE HAVE BEEN CHANGES IN MY PERSONAL ACCOUNT(S) SINCE MY PRIOR (OR INITIAL) CERTIFICATION:

     CHECK AS APPLICABLE:

     [ ]  ACCOUNTS OPENED (STATEMENTS ATTACHED)

     [ ]  ACCOUNTS CLOSED (STATEMENTS SHOWING ZERO BALANCE ARE ATTACHED)

[ ]  OTHER (DESCRIBE BELOW)

________________________________________________________________________________

________________________________________________________________________________

** Note that bank, brokerage or other financial institution statements reflecting all transactions for a personal account, including, without limitation, those accounts holding only funds (e.g., open-end, closed-end, ETFs, private equity funds, hedge funds), options on securities, municipal bonds, futures on securities, foreign government issues, 401Ks (unless limited to SEC registered open-end funds (i.e., mutual funds)), and non-U.S. personal accounts must be provided to Avenue's Compliance Department on a monthly basis (or quarterly if the brokerage statement is not sent on a monthly basis). In any event, copies of statements must be received by Avenue's Compliance Department no later than 30 days after each quarter-end. If you are unsure whether your 401K holds is limited to mutual funds or whether it holds other securities (e.g., ETFs, closed-end funds, stocks, bonds) please contact the administrator or sponsor of your 401K plan.

I further certify that I have reported all brokers, dealers or banks with or through whom I maintained (directly or through an indirect beneficial ownership interest) an account in which any securities were held as of this date. I confirm that the records of Avenue with respect to my holdings (including all direct or indirect beneficial ownership interests) as of this date are complete and accurate.


Signature:                              Date:
           --------------------------         ----------------------------------

                  Avenue Europe International Management, L.P.

     EXHIBIT C-II - PERSONAL SECURITIES TRANSACTIONS QUARTERLY CERTIFICATION

                              For Current Employees

This form must be returned to the Compliance Department within 30 days of the end of the quarter. Retain a copy for your records.

NAME (Print): __________________________________________________________________

DEPT/OFFICE LOCATION: __________________________________________________________

EXTENSION: _____________________________________________________________________

Attached is a copy of your holdings currently on file with the Compliance Department. Please review the attachment then complete the Section(s) below.

Check all (as applicable):

[ ] I CONFIRM THE INFORMATION ON FILE WITH THE COMPLIANCE DEPARTMENT IS ACCURATE AND COMPLETE (AS PER THE ATTACHED).

[ ] I DO NOT HAVE BENEFICIAL OWNERSHIP OF ANY SECURITIES AS DEFINED IN THE COMPLIANCE MANUAL, OTHER THAN AS DISCLOSED IN BROKERAGE STATEMENTS THAT ARE PROVIDED TO COMPLIANCE.

[ ] THERE HAVE BEEN CHANGES IN MY HOLDINGS WHICH I INADVERTENTLY DID NOT DISCLOSE THROUGHOUT THE YEAR AND AM NOW DESCRIBING SUCH CHANGES BELOW.

List all securities transactions in which you currently have direct or indirect beneficial ownership (other than those for which you have attached brokerage statements, which should include ALL the below requested details, or that you have otherwise provided). If you have any questions, please contact the Chief Compliance Officer.

      DESCRIPTION OF THE SECURITY        NUMBER OF                                   NAME OF BANK, BROKER,
 (Title, Type, with interest rate and    SHARES OR    DATE(S)                         DEALER OR FINANCIAL
maturity, if applicable, and Symbol or   PRINCIPAL   ACQUIRED   PURCHASE           INSTITUTION WHO EFFECTED
       CUSIP #, if applicable)             AMOUNT     OR SOLD    OR SALE   PRICE        THE TRANSACTION
--------------------------------------   ---------   --------   --------   -----   ------------------------



Signature:                              Date:
           --------------------------         ----------------------------------

                  Avenue Europe International Management, L.P.

      EXHIBIT C-III - PERSONAL SECURITIES HOLDINGS ANNUAL RE-CERTIFICATION

                              For Current Employees

This form must be returned to the Compliance Department within 10 days of receipt. Retain a copy for your records.

Holdings statements must be current as of a date no more than 45 days prior to the date such statements are submitted to Avenue.

NAME (Print): __________________________________________________________________

DEPT/OFFICE LOCATION: __________________________________________________________

EXTENSION: _____________________________________________________________________

Attached is a copy of your holdings currently on file with the Compliance Department. Please review the attachment then complete the Section(s) below.

Check all (as applicable):

[ ] I CONFIRM THE INFORMATION ON FILE WITH THE COMPLIANCE DEPARTMENT IS ACCURATE AND COMPLETE (AS PER THE ATTACHED).

[ ] I DO NOT HAVE BENEFICIAL OWNERSHIP OF ANY SECURITIES AS DEFINED IN THE COMPLIANCE MANUAL, OTHER THAN AS DISCLOSED IN BROKERAGE STATEMENTS THAT ARE PROVIDED TO COMPLIANCE.

[ ] THERE HAVE BEEN CHANGES IN MY HOLDINGS WHICH I INADVERTENTLY DID NOT DISCLOSE THROUGHOUT THE YEAR AND AM NOW DESCRIBING SUCH CHANGES BELOW.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

List all securities in which you currently have direct or indirect beneficial ownership (other than those for which you have attached brokerage statements which include such holdings or that you have otherwise provided), e.g. securities held in certificate form in a bank vault, private placements. If you have any questions, please contact the Chief Compliance Officer.

      DESCRIPTION OF THE SECURITY        NUMBER OF                NAME OF BANK, BROKER,
 (TITLE, TYPE, WITH INTEREST RATE AND    SHARES OR    DATE(S)      DEALER OR FINANCIAL
MATURITY, IF APPLICABLE, AND SYMBOL OR   PRINCIPAL   ACQUIRED      INSTITUTION HOLDING
       CUSIP #, IF APPLICABLE)             AMOUNT     OR SOLD        THE SECURITIES
--------------------------------------   ---------   --------   ------------------------



Signature:                              Date:
           --------------------------         ----------------------------------

                  Avenue Europe International Management, L.P.

               EXHIBIT C-IV - OUTSIDE ACTIVITIES RE-CERTIFICATION

                              For Current Employees

This form must be returned to the Compliance Department within 10 days of receipt. Retain a copy for your records.

NAME (Print): __________________________________________________________________

DEPT/OFFICE LOCATION: __________________________________________________________

EXTENSION: _____________________________________________________________________

Attached is a copy of your outside activities currently on file with Avenue's Compliance Department. Please review the attachment then complete the Section below.

Check all (as applicable):

[ ] I CONFIRM THE INFORMATION ON FILE WITH THE COMPLIANCE DEPARTMENT (AS PER THE ATTACHED).

[ ]  I DO NOT HAVE ANY OUTSIDE ACTIVITIES.

[ ] THERE HAVE BEEN CHANGES IN MY OUTSIDE ACTIVITIES SINCE MY PRIOR (OR INITIAL) CERTIFICATION. I AM PROVIDING SUCH UPDATES NOW (AS DESCRIBED BELOW).

[ ]  OTHER (AS DESCRIBED BELOW)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Signature:                              Date:
           --------------------------         ----------------------------------

                  Avenue Europe International Management, L.P.

          EXHIBIT C-V - GIFT AND ENTERTAINMENT POLICY RE-CERTIFICATION

                              For Current Employees

This form must be returned to the Compliance Department within 10 days of receipt. Retain a copy for your records.

NAME (Print): __________________________________________________________________

DEPT/OFFICE LOCATION: __________________________________________________________

EXTENSION: _____________________________________________________________________

Please complete the following (check one):

[ ]  I have reported all gifts I have received to Avenue's Compliance
     Department.

[ ] I have not received any gifts that were required to be reported to Avenue's Compliance Department.

[ ] I have received gifts and am providing the details below (attach additional sheets if necessary).

DATE GIFT WAS RECEIVED   GIFT OR EVENT TYPE   PURPOSE   VALUE
----------------------   ------------------   -------   -----



Signature:                              Date:
           --------------------------         ----------------------------------

                  Avenue Europe International Management, L.P.

           EXHIBIT C-VI - INFORMATION BARRIER POLICY RE-CERTIFICATION

                              For Current Employees

I hereby certify that since the time of my last affirmation, I have complied with all policy provisions contained in Avenue's Policy on Information Barriers, which is attached to the Manual as ANNEX B - "Avenue's Policy on Information Barriers".

DATE:
      -------------------------------

NAME OF EMPLOYEE:


--------------------------------------
Signature

--------------------------------------
Print Name

                  Avenue Europe International Management, L.P.

EXHIBIT D - PRE-APPROVAL FORM FOR EMPLOYEE TRADING ACTIVITY

                                   PAGE 1 OF 2

NAME (Print): ________________________   DEPT/OFFICE: __________________________

TRADE DATE: __________________________

PRE-APPROVAL IS GOOD ONLY ON TRADE DATE AND THE DATE IMMEDIATELY FOLLOWING TRADE DATE. ANY TRADE THAT IS EXECUTED OUTSIDE OF THIS TWO-DAY WINDOW (INCLUDING INCOMPLETE TRADES) MAY RESULT IN A VIOLATION OF THE LAW AND WILL VIOLATE AVENUE'S CODE OF ETHICS POLICY. DISCIPLINARY ACTION MAY BE TAKEN SUCH AS SIGNIFICANT PENALTIES, FINES AND/OR TERMINATION OF YOUR EMPLOYMENT.

I.   Is the issuer listed on Avenue's restricted trading list? (Y/N): __________

II.  Answer the following question by confirming with the Accounting/Operations
     Department: (N/A FOR ETFS AND PRIVATE PLACEMENTS)

     Was the security/debt instrument traded by any Avenue Fund in the past 5 business days? (Y/N): ___________

     Accounting/Operations Employee Name (print): ______________________________
     Date: _________________

III. Check the box which describes the proposed transaction (if applicable):

     [ ]  Private placement  [ ]  ETF (exchange-traded    [ ]  Closed-end fund
                                  fund)

     [ ] Foreign government [ ] Employer-granted option [ ] Other: __________ security

IV. Provide details of the proposed transaction(s) (attach additional forms if necessary):

              SECURITY TYPE     DESCRIPTION/TICKER                    ACCOUNT
BUY/SELL   (E.G. STOCK, BOND)     SYMBOL OR CUSIP    UNITS   $/UNIT    NUMBER   BROKER
--------   ------------------   ------------------   -----   ------   -------   ------


V.   Provide reason for your proposed transaction:

________________________________________________________________________________

________________________________________________________________________________


Signature:                               Date:
           ---------------------------         ---------------------------------

   SEE NEXT PAGE FOR REQUIRED APPROVAL SIGNATURES. PAGE 1 OF THIS FORM MUST BE
      COMPLETED AND ATTACHED BEFORE PROCEEDING WITH APPROVALS AND PROPOSED
                                  TRANSACTION.

                  Avenue Europe International Management, L.P.

         PRE-APPROVAL FORM FOR EMPLOYEE TRADING ACTIVITY - PAGE 2 OF 2

NO TRANSACTION WILL BE CLEARED WITHOUT APPROVAL SIGNATURES FROM THE SENIOR PORTFOLIO MANAGER(S) ("SENIOR PM(S)"), THE ANALYST COVERING THE ISSUER (IF APPLICABLE), A SENIOR PRINCIPAL AND THE CHIEF COMPLIANCE OFFICER ("CCO").

SENIOR PM SIGNATURE - Required approval signatures from trading are determined by issuer and security type:

     -    U.S. EQUITY ISSUERS (INCLUDING ETFS): Event Driven AND U.S. Senior PMs

     -    U.S ISSUERS (OTHER THAN EQUITIES): U.S. Senior PM

     -    EUROPEAN ISSUERS (DEBT OR EQUITY; INCLUDING ETFS): Europe Senior PM

     - ASIAN EQUITY ISSUERS (INCLUDING ETFS): Asia Equity AND Asia Distressed Senior PMs

     -    ASIAN ISSUERS (OTHER THAN EQUITIES): Asia Senior PM



Senior PM (or designee) Name (print):                              Signature:                        Date:
                                      --------------------------              --------------------         ----------


Senior PM (or designee) Name (print):                              Signature:                        Date:
                                      --------------------------              --------------------         ----------

--------------------------------------------------------------------------------

ANALYST SIGNATURE - if issuer is not covered by an Avenue Analyst, specify N/A below.

Analyst Name (print):
                      ----------------------------------


Analyst Signature:                                         Date:
                   -------------------------------------         ---------------

--------------------------------------------------------------------------------

SENIOR PRINCIPAL SIGNATURE - Marc Lasry or Sonia Gardner

Senior Principal Name (print):
                               -------------------------


Senior Principal Signature:                                Date:
                            ----------------------------         ---------------


CHIEF COMPLIANCE OFFICER SIGNATURE

CCO (or designee) Name (print):
                                ------------------------


CCO Signature:                                             Date:
               -----------------------------------------         ---------------

--------------------------------------------------------------------------------

*    IF TRADE IS NOT APPROVED:

Person denying approval (print):                           Date:
                                 -----------------------         ---------------

Reason for not approving transaction:
                                      ------------------

         EMPLOYEE MUST PROMPTLY SUBMIT COMPLETED FORM TO ERIC ROSS (CCO)
                         (Retain copy for your records.)